FORM 8-K

UNITED STATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PURSUANT TO SECTION 13 OR 15(d) OF

 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2019

ARTISANAL BRANDS, INC.

(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

42 Forest Lane	Bronxville, New York	10708
(Address of Principal Executive offices		(Zip Code)

Registrant’s telephone number, including area code 914-441-3591

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock	AHFP	OTC - BB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

The Company has previously announced its plan to be a fully-reporting filer upon the transition of its licensing agreement with Solex-Catsmo that became official on September 30, 2019. The Company has alerted customers of this change on its website at www.artisanalcheese.com and has commenced shipments to wholesale and online customers this week directly from the Company.

The Company believes the most practical and cost-effective means to become a fully-reporting filer again is through an agreement with the Securities and Exchange Commission (the “Commission”). An agreement will result in the current registration statement covering shares of common stock to terminate, thus allowing the Company to file a Form 10 later this year that requires only two years of audited financial statements. This will lessen the historical accounting and auditing work necessary to be deemed a current filer again. The Company reached this new plan based on constructive input and communications with the Commission and believes it is in the best of interest of all shareholders and the Company to adopt this course of action.

The Company has identified a market maker interested in making the necessary official filings with FINRA to enable the Company to regain compliance with Rule 15c2-11 and to re-establish trading in the stock on the OTC pink sheets. Upon the Company’s filing of Form 10 the Company will seek to re-list its common stock on the OTC:QBS. As a practical matter, upon concluding the agreement with the Commission to terminate the original registration statement, the common shares can continue to be traded as they have been prior to the agreement, and the agreement will have no impact on the Company’s business operations. Moreover, the new registration will place all investors, new and existing, on an even playing field. All current shareholders will still own the same amounts of shares in Artisanal and their shares will no longer be devalued as the Company’s filing status will be changed to a non-reporting filer until it voluntarily moves forward as a fully-reporting filer later this Fall.

Operationally, the new cheese aging, cutting and wrapping operation has been located inside the recently acquired bakery facility in Central New York as of September 30th. The Company will begin its plan to combine shipments of cheese and bakery products sales online and open a retail operation as part of its longer-range operating plan to have multiple regional shipping hubs to defray long-distant overnight shipments to drive online sales. The Central New York location will service local, regional and national online business until new locations are created. As part of this online growth plan, new personnel are being assigned to e-commerce positions to promote sales online with a combination of email marketing, search engine optimization, Google Ads, and affiliate marketing with improved customer support.

In the quarter ending August 31, 2019, the Company’s business operation was profitable and it plans to advance forward as revenues from the Artisanal cheese business are consolidated with the bakery operation. Additional shareholders loans were converted to equity and the Company anticipates several more shareholder-lenders will opt-in making substantial improvements to the balance sheet and lessening financing costs. The Company looks forward to providing detailed financial information with investors in the coming months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISANAL BRANDS, INC.

By:	/s/ Daniel W. Dowe
Daniel W. Dowe
Executive Chairman

DATED: October 3, 2019

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